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                                   EXHIBIT 99

                               REOFFER PROSPECTUS

                                 HORIZON BANCORP

                                269,400 SHARES OF
                                  COMMON STOCK


This Reoffer Prospectus is being filed to register 269,400 shares of Common Stock, no par value per share (the "SHARES"), of Horizon Bancorp (the "COMPANY" or "WE") to provide future flexibility to certain shareholders identified below in the section entitled "Shareholders" if they decide to sell any of the Shares. The Shareholders have acquired the Shares pursuant to the 1987 Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp and/or the 1997 Key Employees' Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp (collectively, the "PLANS"). The Company will not receive any of the proceeds from any future sale by the Shareholders of the Shares covered by this Reoffer Prospectus. Our Common Stock is listed on the Nasdaq SmallCap Market under the symbol "HBNC." On August 16, 2002, the last reported sale of our Common Stock on the Nasdaq SmallCap Market was $20.80 per share.

The Shareholders may sell their Shares, from time to time in the future, directly or indirectly in one or more transactions on the Nasdaq SmallCap Market, in privately negotiated transactions or through a combination of such methods. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.






            The date of this Reoffer Prospectus is August 23, 2002.


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                                TABLE OF CONTENTS

                                                                   Page

Available Information                                                2

Incorporation of Certain Documents by Reference                      3

The Company                                                          4

Special Note Regarding Forward-Looking Statements                    4

Use of Proceeds                                                      4

Shareholders                                                         4

Plan of Distribution                                                 6

Legal Matters                                                        6

Experts                                                              6



                              AVAILABLE INFORMATION

         The Company files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the "SEC") as required by the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The Company also has filed a Registration Statement on Form S-8 under the Securities Act of 1933 (the "SECURITIES ACT") to register the shares of Common Stock offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all of the information contained in the Registration Statement. For further information about the Company and the Common Stock offered by this Reoffer Prospectus, you should refer to the Registration Statement and its exhibits.

         You may read and copy any document the Company files with the SEC, including the Registration Statement and exhibits, at the public reference facilities maintained by the SEC at the SEC's principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, and at the Regional Offices of the SEC located at 233 Broadway, New York, New York 10013, and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from such offices at fees prescribed by the SEC. The public may obtain information on the operation of the Public Reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of this site is http://www.sec.gov.

         You should rely only on the information contained in this Reoffer Prospectus or any supplement. We have not authorized anyone to provide you with information different from that


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which is contained in or incorporated by reference into this Reoffer Prospectus.
The Shares are being offered and offers to buy the Shares are being sought only in jurisdictions in which offers and sales are permitted. The information contained in this Reoffer Prospectus is accurate only as of the date of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer
Prospectus or of any sale of the Shares.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows the Company to "incorporate by reference" the information the Company files with the SEC, which means that the Company can disclose important information to you by referring you to those documents. Information that the Company subsequently files with the SEC automatically updates and supersedes earlier information. The Company has previously filed the following documents and is incorporating them by reference into this Reoffer
Prospectus:

         - The Company's Annual Report on Form 10-K for the year ended December 31, 2001.

         - The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

         - The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

         - The description of the Company's Common Stock found under the caption "Description of Common Stock" in the Company's Registration Statement on Form S-3 filed under the Securities Act with the Securities and Exchange Commission on April 15, 2002.

         The Company also is incorporating by reference into this Reoffer Prospectus all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all of the Shares have been sold or that deregisters all of the Shares then remaining unsold.

         The Company will provide without charge to any person to whom this Reoffer Prospectus is delivered, upon written or oral request of such person, a copy of each document incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus. If you would like to obtain this information from the Company, please direct your request, either in writing or by telephone, to:

                               James H. Foglesong
                             Chief Financial Officer
                               515 Franklin Square
                          Michigan City, Indiana 46360
                                 (219) 879-0211



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                                   THE COMPANY

         Horizon Bancorp ("WE" or the "COMPANY") is a locally owned, independent, bank holding company for Horizon Bank, N.A. (the "BANK"), a nationally chartered commercial bank serving the Northwestern Indiana and Southwestern Michigan area. We are incorporated under the laws of the State of Indiana. We offer banking, insurance, investment and trust services from offices located in Michigan City, LaPorte, Wanatah, Chesterton, Portage, Valparaiso and Merrillville, Indiana, and provide mortgage banking services throughout the Midwest. Our principal executive offices are located at 515 Franklin Square, Michigan City, Indiana 46360. We may also be reached at (219) 879-0211 or toll-free at (888) 873-2640.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements in this Reoffer Prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Any forward-looking statements in this Reoffer Prospectus, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For a list of certain factors that may cause our actual results or financial condition or experience to differ from those expressed or implied in any forward-looking statement, see the material under the caption "Forward- Looking Statements" that we include in our current and future quarterly reports on Form 10-Q and annual reports on Form 10-K, and other documents that are incorporated by reference in this document.


                                 USE OF PROCEEDS

         The Company will not receive the proceeds from any future sale of the Shares that may be sold pursuant to this Reoffer Prospectus for the respective accounts of the Shareholders. The Shareholders will receive all such proceeds, net of brokerage commissions, if any. See "Shareholders" and "Plan of Distribution."


                                  SHAREHOLDERS

         This Reoffer Prospectus relates to 269,400 shares of Common Stock that have been acquired by the Shareholders pursuant to the Plans. The following table lists individuals (the "Shareholders") who have acquired the Shares through the Plans. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of the Company. The Company cannot assure that any of the Shareholders will offer for sale or sell any or all of the Shares offered by them pursuant to this Reoffer Prospectus


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and, to the knowledge of the Company, none of the Shareholders currently intends to sell any of the Shares.

         The following table provides information as of the date of this Reoffer Prospectus on the following: the identity of the Shareholders; their positions with the Company, the Bank and/or the Bank's subsidiaries, Horizon Trust & Investment Management, N.A. ("HORIZON TRUST") and Horizon Insurance Services, Inc. ("HORIZON INSURANCE"); their current holdings of the Company's Common Stock; and the maximum number of Shares that each Shareholder may have acquired upon the exercise of stock options and that may be sold by the Shareholder pursuant to this Reoffer Prospectus; and the number and percent of Common Stock that would be held by each Shareholder if all of the Shares covered by this Reoffer Prospectus are sold:

                                                        Shares Owned             Shares Covered              Shares Owned
                                                          Prior to              By this Reoffer           After this Offering
          Name                   Position                 Offering                 Prospectus             Number        Percent
          ----                   --------                 --------                 ----------             ------        -------


Robert C. Dabagia         Chairman of the Board            86,200                    42,000               44,200         2.2%
                           of Company and Bank

Craig M. Dwight            President and Chief            111,910                    99,900               12,010           *
                           Executive Officer of
                             Company and Bank

David G. Rose               Vice President and             29,671                    12,600               17,071           *
                          Senior Sales Officer of
                                   Bank

Rachel Saxon                Vice President and             12,595                     6,000                6,595           *
                           Trust and Investment
                            Systems Officer of
                               Horizon Trust

Joseph H. Mellen            Vice President and             17,816                     7,500               10,316           *
                          Technology Officer of
                                   Bank

Thomas H. Edwards             Executive Vice               40,975                    30,300               10,675           *
                           President of Company
                           and Bank and Senior
                           Loan Officer of Bank

Lawrence J. Mazur          President of Horizon            64,014                    33,300               30,714         1.5%
                          Trust and Secretary of
                                 Company

James H. Foglesong        Chief Financial Officer          14,400                     9,000                5,400           *
                            of Company and Bank

Annerose E. Maron          Retired Bank Officer             8,994                       900                8,094           *


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


Mary I. Schultz            President of Horizon            11,935                     3,900                8,035           *
                                Insurance

Ken Krapf                   Vice President and              8,748                     6,000                2,748           *
                          Consumer Loan Officer
                                 of Bank

Carla Kanney                Vice President and              9,064                    3,000                 6,064           *
                          Senior Sales Officer of
                                  Bank

James Neff                Senior Vice President            18,616                    10,500                8,116           *
                               and Mortgage
                          Warehousing Officer of
                                   Bank

Patrick Collins             Vice President and              3,404                     3,000                   404          *
                           Mortgage Warehousing
                             Officer of Bank

Daniel Buresh               Vice President and              1,799                     1,500                  299           *
                             Chief Accounting
                             Officer of Bank

Kathie A. Deruiter          Vice President and              5,241                     3,000                2,241           *
                            Senior Operations
                             Officer of Bank

Steven Kring              Commercial Loan Officer           5,143                     3,000                2,143           *
                                of Bank

Joann Krickhahn             Vice President and              9,481                     3,000                6,481           *
                             Senior Employee
                         Services Officer of Bank

Donna Scott                 Vice President and              3,743                     3,000                  743           *
                              Senior Deposit
                         Operations Officer Bank

         *Less than one percent

                              PLAN OF DISTRIBUTION

         The Shares offered by this Reoffer Prospectus may be sold from time to time in the future directly by, or on behalf of, the Shareholders in one or more transactions on the Nasdaq SmallCap Market, in privately negotiated transactions or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Shareholders may sell Shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts, concessions or allowances from the


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Shareholders and/or purchasers of the Shares or both (which compensation as to a particular broker or dealer may be in excess of customary commissions).

         In connection with such sales, the Shareholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         Sales of Shares must be made by the Shareholders in compliance with all applicable federal and state securities laws and regulations. The Company has notified Shareholders of the need to deliver a copy of this Reoffer Prospectus in connection with sales of the Shares.

         There can be no assurance that any of the Shareholders will sell any or all of the Shares offered pursuant to this Reoffer Prospectus. In addition to any Shares sold pursuant to this Reoffer Prospectus, Shareholders may, at the same time, sell any shares of Common Stock, including the Shares, owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Reoffer Prospectus.

         The Company will pay all expenses of the registration of the Shares and will not receive any proceeds from the sale of any Shares by the Shareholders.


                                  LEGAL MATTERS

         The validity of the Shares being offered by this Reoffer Prospectus has been passed upon for the Company by Leagre Chandler & Millard LLP.


                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, incorporated by reference in this Reoffer Prospectus on Form S-8, have been audited by BKD, LLP, independent auditors, as set forth in their report and incorporated by reference in this Reoffer Prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.




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